EXHIBIT 10.32

          AMENDMENT NO. 2 dated as of July 31, 1996 (the "Amendment") to the Stock Pledge Agreement referred to below between PANDA INTERHOLDING CORPORATION, a Delaware corporation ("Panda"), PANDA ENERGY CORPORATION, a Texas corporation ("PEC"), and FLEET NATIONAL BANK, a national banking association, formerly known as Shawmut Bank Connecticut, National Association, in its capacity as Security Agent (the "Security Agent") under the Security Deposit Agreement (as defined in the Loan Agreement referred to below).

                     W I T N E S S E T H :

          WHEREAS, in connection with the Construction Loan Agreement and Lease Commitment dated as of March 30, 1995 among General Electric Capital Corporation ("GE Capital"), Panda-Brandywine, L.P. and Panda Brandywine Corporation (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used herein and not otherwise defined having the meanings set forth in the Loan Agreement), Panda Holdings, Inc., a Delaware corporation ("Holdings") entered into a Stock Pledge Agreement dated as of March 30, 1995 with the Security Agent (the "Stock Pledge Agreement"), pursuant to which Holdings pledged the Pledged Shares;

          WHEREAS, on October 27, 1995 Holdings merged with and into PEC (the "Merger") and pursuant to the Merger, PEC assumed and succeeded to all of Holdings' rights, obligations and liabilities, including, without limitation, Holdings' rights, obligations and liabilities under the Loan Agreement, the Stock Pledge Agreement (as evidenced by Amendment No. 1 to the Stock Pledge Agreement dated as of October 27, 1995) and the other Transaction Documents to which Holdings is a party;

          WHEREAS, PEC desires to transfer to Panda, its indirect wholly-owned subsidiary, 100% of the capital stock of the General
Partner, the Limited Partner and Brandywine Water Company (the
"Transfer"); and

          WHEREAS, the Security Agent and GE Capital are willing to agree to the Transfer on the condition that PEC and Panda execute and deliver this Amendment to the Security Agent, for the benefit of GE Capital and the Owner Trustee.

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, PEC and Panda hereby agree with the Security Agent, for the benefit of GE Capital and the Owner Trustee, as follows:


          1. Substitution of Pledgor. For all purposes of the Stock Pledge Agreement, from and after the execution and delivery hereof and the consummation of the Transfer, the Pledgor referred to in the Stock Pledge Agreement shall be Panda, and PEC shall have no further obligations or liabilities as "Pledgor" thereunder (except with respect to the period occurring prior to the execution and delivery hereof and the consummation of the Transfer) and provided that the foregoing shall not limit any other obligations of PEC in any other capacity thereunder (including pursuant to Section 8(g) thereof).

          2.   Amendment to Section 5(a) of the Stock Pledge
Agreement.  The reference in Section 5(a) of the Stock Pledge
Agreement to the State of Texas is hereby amended to be a reference to the State of Delaware.

          3.   Amendment to Section 5(e) of the Stock Pledge
Agreement.  Clause (i) of Section 5(e) of the Stock Pledge
Agreement is hereby amended to read as follows: "(i) violate the provisions of the Pledgor's Certificate of Incorporation or By-laws;".

          4.   Amendment to Section 7(b) of the Stock Pledge
Agreement. Section 7(b) of the Stock Pledge Agreement is hereby amended to insert, after the words "receive and retain", the words "and distribute, by dividend or otherwise, to its stockholders".

          5.   Amendment to Section 8(a) of the Stock Pledge
Agreement.  Clause (i) of Section 8(a) of the Stock Pledge
Agreement is hereby amended to read as follows: "(i) its legal existence as a corporation in good standing under the laws of the State of Delaware and".

          6.   Amendment to Section 8(e) of the Stock Pledge
Agreement. Section 8(e) of the Stock Pledge Agreement is hereby amended to read in its entirety as follows:

               "(e) Subsidiaries. All Subsidiaries (including partnerships) incorporated or formed in the United States (whether now existing or hereafter acquired or formed) of the Pledgor which are engaged in the financing, development, construction or operation of independent power production or energy transmission projects located in the United States (collectively, "US Cogen Subsidiaries"), other than Panda-Kathleen, L.P. (the "Kathleen Partnership"), Panda-Kathleen Corporation ("Panda-Kathleen Corp."), the general partner of the Kathleen Partnership, and Panda/Live Oak Corporation ("Panda/Live Oak"), the limited partner of the Kathleen Partnership (the Kathleen Partnership, Panda-Kathleen Corp. and Panda/Live Oak hereinafter referred to as the "Kathleen Subsidiaries"), are and shall continue to be Subsidiaries of the Pledgor; provided that the Kathleen Subsidiaries are and shall continue to be Subsidiaries of PEC and provided further that PEC shall cause the Kathleen Subsidiaries to become Subsidiaries of the Pledgor within one hundred eighty
     (180) days following the date of Financial Closing, if any, or the date of Commercial Operations, if any (whichever first occurs), with respect to the cogeneration facility being developed by the Kathleen Partnership (the "Kathleen Facility"). For the purposes hereof, "Financial Closing" shall mean the closing of the initial construction or long-term project financing for the Kathleen Facility, whichever first occurs. "Commercial Operations" shall mean (i) the completion of construction and testing and the functioning of the Kathleen Facility, and (ii) the satisfaction and discharge of all completion requirements of, and commencement of regular capacity or reservation payments under, the purchase, transportation or other off-take or use contracts for the Kathleen Project. The foregoing notwithstanding, but subject to the provisions of Section 8(b) hereof and the provisions of the Loan Agreement, the Pledgor shall be permitted to sell all or any of the stock of any US Cogen Subsidiary to any Person who is not an Affiliate of Panda."

          7.   Amendment to Section 8(g) of the Stock Pledge
Agreement. Section 8(g) of the Stock Pledge Agreement is hereby amended to read in its entirety as follows:

               "(g) Bankruptcy of Pledgor. PEC shall not authorize, seek to cause or permit Pledgor to commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or to make a general assignment for the benefit of the creditors."

          8.   Amendment to Schedule 1 to the Stock Pledge
Agreement. Schedule 1 to the Stock Pledge Agreement is hereby amended to read in its entirety as set forth in Exhibit A hereto.

          9.   Amendment to Schedule 2 to the Stock Pledge
Agreement. Schedule 2 to the Stock Pledge Agreement is hereby amended to read in its entirety as set forth in Exhibit B hereto.

          10. Conditions Precedent. This Amendment shall not become effective until the following conditions precedent are satisfied:

          (a) Delivery of Collateral. All certificates or instruments representing or evidencing the Collateral shall have been delivered to and held by or on behalf of the Security Agent, pursuant to the terms of the Stock Pledge Agreement, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Security Agent.

          (b)  Representations and Warranties.  The
     representations and warranties of the Pledgor contained in
     Section 5 of the Stock Pledge Agreement shall be true and correct on and as of the Effective Date as if made on and as of the Effective Date; provided that all references to the "Agreement" shall be and be deemed to mean this Amendment as well as the Stock Pledge Agreement amended hereby.

          (c) No Default. No Default or Event of Default has occurred and is occurring as of the Effective Date.

          (d) Transfer. The Security Agent and GE Capital shall have received evidence that the Transfer has occurred.

          11. Effect of Amendment. Except as expressly amended hereby, all of the terms and provisions of the Stock Pledge Agreement shall remain in full force and effect and are hereby ratified and confirmed. The amendments provided herein shall be limited precisely as drafted and shall not constitute a waiver or an amendment of any other term, condition or provision of the Stock Pledge Agreement.

          12. Expenses. PEC and Panda jointly and severally agree to pay and reimburse GE Capital and the Security Agent for all of its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of this Amendment, including the fees and expenses of counsel to GE Capital and the Security Agent.

          13.  Definition of Effective Date.  As used in this
Amendment, the term "Effective Date" shall mean the date on which each of the conditions precedent shall have been satisfied in accordance with Section 10 hereof.

          14.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED
BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF
THE STATE OF NEW YORK.

          15. Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterpart when so executed shall be an original, but all counterparts together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                         PANDA INTERHOLDING CORPORATION


                         By:
                         Name:  James D. Wright
                         Title:


                         PANDA ENERGY CORPORATION,
                         a Texas corporation


                         By:
                         Name:  James D. Wright
                         Title:


                         FLEET NATIONAL BANK, as Security Agent



                         By:
                         Name:  Kathy A. Larimore
                         Title: Assistant Vice President


Accepted and Agreed:

PANDA-BRANDYWINE, L.P.

By Panda Brandywine Corporation,
   its General Partner


By:
Name:  James D. Wright
Title:


PANDA BRANDYWINE CORPORATION



By:
Name:  James D. Wright
Title:



PANDA ENERGY CORPORATION, a
 Delaware Corporation


By:
Name:  James D. Wright
Title:


BRANDYWINE WATER COMPANY



By:
Name:  James D. Wright
Title:


Acknowledged and Accepted:

GENERAL ELECTRIC CAPITAL CORPORATION



By:
Name:  Michael J. Tzougrakis
Title: Manager of Operations



                                                        EXHIBIT A
                                                    Schedule 1 to
                                           Stock Pledge Agreement


                         Pledged Shares

                          No. of        Par Value of    Certificate
                          Shares           Shares          Number

Panda Brandywine           1000              $.01           004
Corporation

Panda Energy               1000              $.01           004
Corporation, a
Delaware corporation

Brandywine Water           1000              $.01           004
Company



                                                        EXHIBIT B
                                                    Schedule 2 to
                                           Stock Pledge Agreement


                        Notice Addresses


Panda Interholding Corporation
4100 Spring Valley, Suite 1001
Dallas, Texas  75244
Attention:  President and General Counsel
telephone:  214-980-7159
telecopy:   214-980-6815


Fleet National Bank, as Security Agent
777 Main Street
Hartford, Connecticut  06115
Attention:  Corporate Trust Administration
telephone:  (203) 986-7835
telecopy:   (203) 986-7920